                                 EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Juniper Networks, Inc. of our report dated January 14, 2003 included in the 2002 Annual Report to Stockholders of Juniper Networks, Inc.

Our audits also included the financial statement schedule of Juniper Networks, Inc. listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following registration statements of Juniper Networks, Inc. of our report dated January 14, 2003 with respect to the consolidated financial statements incorporated by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in the Annual Report (Form 10-K) for the year ended December 31, 2002:

                        Registration Statement
     Form Number                Number                                Description
     -----------        -----------------------                       -----------
      Form S-8                333-92086               Juniper Networks, Inc. 2000 Non-Statutory Stock Option Plan

      Form S-8                333-92088               Juniper Networks, Inc. 1999 Employee Stock Purchase Plan

      Form S-8                333-92090               Unisphere Networks, Inc. Second Amended and Restated 1999 Stock
                                                          Incentive Plan

      Form S-8                333-85387               Juniper Networks, Inc. Amended and Restated 1996 Stock Plan;
                                                          Juniper Networks, Inc. 1999 Employee Stock Purchase Plan

      Form S-8                333-32412               Juniper Networks, Inc. Amended and Restated 1996 Plan; Layer 5 1999
                                                          Stock Incentive Plan

      Form S-8                333-44148               Juniper Networks, Inc. 2000 Nonstatutory Stock Option Plan

      Form S-8                333-52258               Micro Magic 1995 Stock Option Plan; Micro Magic 2000 Stock Option
                                                          Plan

      Form S-8                333-57860               Juniper Networks, Inc. Amended and Restated 1996 Stock Plan

      Form S-8                333-57862               Juniper Networks, Inc. 2000 Nonstatutory Stock Option Plan

      Form S-8                333-57864               Juniper Networks, Inc. 1999 Employee Stock Purchase Plan

      Form S-8                333-75770               Pacific Broadband Communications, Inc. 2000 Stock Incentive Plan;
                                                      Pacific Broadband Communications, Inc. 2000 Sub-Plan

      Form S-3                333-44116               Equity Securities

      Form S-3                333-52260               Equity Securities

      Form S-3                333-75758               Equity Securities


                                                    /s/ Ernst & Young LLP

San Francisco, California
March 10, 2003


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